Exhibit 99.1

NEWS RELEASE

Astronics Corporation . 130 Commerce Way . East Aurora, NY . 14052-2164

For more information, contact:
Company:	Investor Relations:
David C. Burney, Chief Financial Officer	Deborah K. Pawlowski, Kei Advisors LLC
Phone: (716) 805-1599, ext. 159	Phone: (716) 843-3908
Email: david.burney@astronics.com	Email: dpawlowski@keiadvisors.com

FOR IMMEDIATE RELEASE

Astronics Corporation Announces $50 Million

Share Repurchase Program

EAST AURORA, NY, February 24, 2016 – Astronics Corporation (NASDAQ: ATRO), a leading supplier of products to the global aerospace, defense, consumer electronics and semiconductor industries, announced today that its Board of Directors has approved a share repurchase program, authorizing Astronics to repurchase in the aggregate up to $50 million of its outstanding common stock. Purchases by Astronics under this program may be made from time to time at prevailing market prices in open market purchases, privately negotiated transactions, block purchase techniques or otherwise, as determined by Astronics’ management. The program has no time limit and may be discontinued at any time at the Company’s discretion.

Peter J. Gundermann, President and Chief Executive Officer, commented, “This share repurchase initiative reflects the company’s belief that our shares represent an attractive investment opportunity. Our goal is to implement the repurchase program while maintaining our capital allocation strategy of reinvesting in the company both internally and externally for future growth.”

The purchases are expected to be funded by the Company’s operating cash flows and revolving credit facility. The timing of the purchases and the number of shares repurchased will depend upon business and financial market conditions. The Company is not obligated under the program to acquire any particular number of shares.

About Astronics Corporation

Astronics Corporation is a leading supplier of products to the global aerospace, defense, consumer electronics and semiconductor industries. Astronics’ products include advanced, high-performance electrical power generation and distribution systems, lighting and safety systems, avionics products, aircraft structures, engineering design and systems certification, and automated test systems. Astronics’ strategy is to increase its value by developing technologies and capabilities, either internally or through acquisition, and using those capabilities to provide innovative solutions to its targeted markets and other markets where its technology can be beneficial. Astronics Corporation, through its wholly-owned subsidiaries, has a reputation for high-quality designs, exceptional responsiveness, strong brand recognition and best-in-class manufacturing practices. The Company routinely posts news and other important information on its website at www.astronics.com.

For more information on Astronics and its products, visit its website at www.astronics.com.

Safe Harbor Statement

This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the state of the aerospace, defense, consumer electronics and semiconductor industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the need for new and advanced test and simulation equipment, customer preferences and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

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